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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Optical Security Group, Inc. for the registration of 1,657,002 shares of its common stock and to the incorporation by reference therein of our report dated May 10, 1996, with respect to the financial statements of Optical Security Group, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.



Denver, Colorado
September 20, 1996                           Ernst & Young LLP




                                                                    Exhibit 23.1